As filed with the Securities and Exchange Commission on April 25, 2025

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Oxbridge Re Holdings Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	98-1150254
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 201

42 Edward Street, George Town

P.O. Box 469

Grand Cayman, Cayman Islands KYI-9006

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, New York 10036

Telephone No: (800) 927-9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 (the “Securities Act”) or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is being filed pursuant to General Instruction I.B.4. of Form S-3 to register the issuance by Oxbridge Re Holdings Limited (“Oxbridge”) of up to 8,230,700 ordinary shares of Oxbridge issuable upon the exercise of outstanding warrants with an exercise price of $7.50 per share.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED APRIL 25, 2025

PROSPECTUS

OXBRIDGE RE HOLDINGS LIMITED.

Up to 8,230,700 Ordinary Shares

Underlying Outstanding Warrants

This prospectus relates to the issuance of up to 8,230,700 of our ordinary shares (the “ordinary shares”) issuable upon the exercise of outstanding warrants, as amended, with an exercise price of $7.50 per share (the “Warrants”). The Warrants were initially issued by us on March 26, 2014, in connection with our initial public offering pursuant to a prospectus dated March 21, 2014, under our Registration Statement on Form S-1 (Registration No. 333-193577). The Warrants became exercisable upon issuance and will expire on March 26, 2029 unless cancelled sooner pursuant to the terms thereof.

We will receive the proceeds from the exercise of the Warrants but not from any sale of the ordinary shares underlying the Warrants.

Our ordinary shares and warrants are listed on The NASDAQ Capital Market under the symbol “OXBR” and “OXBRW” respectively. On April 23, 2025, the last reported sale price on The NASDAQ Capital Market of our ordinary shares was $1.37 per share and of our warrants was $0.36 per warrant.

Investment in our securities involves risks, including those described in the section titled “Risk Factors” on page 12 of this prospectus. Please read carefully and consider these risk factors, as well as those included in the reports we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as our most recent Annual Report on Form 10-K, and those included in any applicable prospectus supplement and/or other offering material we file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2025.

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ABOUT THIS PROSPECTUS

Unless the context otherwise required, references in this prospectus to “we,” “us,” “our,” “our company,” “the Company,” or “Oxbridge” refer to Oxbridge RE Holdings Limited and Oxbridge RE Holdings Limited and its subsidiaries, SurancePlus Holdings Ltd., SurancePlus Inc., Oxbridge Re NS, DSN Blockchain Technologies Ltd. and Oxbridge Reinsurance Limited.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. This prospectus relates to the offering of ordinary shares issuable upon the exercise of the outstanding Warrants. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to this offering. The free writing prospectus may also add, update or change information contained in this prospectus with respect to this offering. If there is any inconsistency between the information in this prospectus and the free writing prospectus, you should rely on the free writing prospectus, as applicable. Before exercising any Warrants for ordinary shares covered by this prospectus, you should carefully read this prospectus (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not issue ordinary shares upon exercise of outstanding Warrants in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” in the most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and incorporated by reference.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail under the heading “Risk Factors” below:

● We will need additional capital in the future in order to grow and operate our business. Such capital may not be available to us or may not be available to us on favorable terms. Furthermore, our raising additional capital could dilute your ownership interest in our company.

● Our results of operations will fluctuate from period to period and may not be indicative of our long-term prospects.

● Our tokenization business operations are at an early stage of development and have a limited operating history, and our strategy of developing a Web3-focused tokenization business may not be successful.

● Developing a Web3.0-focused business around the tokenization of RWAs involves significant risks.

● Failure to become rated by A.M. Best, or receipt of a negative rating, could significantly and negatively affect our ability to grow.

● Established competitors with greater resources may make it difficult for us to effectively market our products or offer our products at a profit.

● If actual renewals of our existing contracts do not meet expectations, our premiums assumed in future years and our future results of operations could be materially adversely affected.

● Reputation is an important factor in the reinsurance industry, and our lack of an established reputation may make it difficult for us to attract or retain business.

● If our losses and loss adjustment expenses greatly exceed our loss reserves, our financial condition may be significantly and negatively affected.

● The property and casualty reinsurance market may be affected by cyclical trends and over-supply.

● Our property and property catastrophe reinsurance operations will make us vulnerable to losses from catastrophes and may cause our results of operations to vary significantly from period to period.

● We could face unanticipated losses from war, terrorism, and political unrest, and these or other unanticipated losses could have a material adverse effect on our financial condition and results of operations.

● We depend on our clients’ evaluations of the risks associated with their insurance underwriting, which may subject us to reinsurance losses.

● Changing climate conditions may adversely affect our financial condition, profitability or cash flows.

● Operational risks, including human or systems failures, are inherent in our business.

● The effect of emerging claim and coverage issues on our business is uncertain

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● We are required to maintain sufficient collateral accounts, which could significantly and negatively affect our ability to implement our business strategy.

● The inability to obtain business provided from brokers could adversely affect our business strategy and results of operations.

● The involvement of reinsurance brokers may subject us to their credit risk.

● Our use of fair value accounting of our significant investment in Jet.AI Inc. could result in income statement volatility, which in turn, could cause significant market price and trading volume fluctuations for our securities

● U.S. and global economic downturns could harm our business, our liquidity and financial condition and the price of our securities.

● Our ability to implement our business strategy could be delayed or adversely affected by Cayman Islands employment restrictions.

● Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

● If we lose or are unable to retain our senior management and other key personnel and are unable to attract qualified personnel, our ability to implement our business strategy could be delayed or hindered, which, in turn, could significantly and negatively affect our business.

● There are differences under Cayman Islands corporate law and Delaware corporate law with respect to interested party transactions which may benefit certain of our shareholders at the expense of other shareholders.

● Any suspension or revocation of our reinsurance license would materially impact our ability to do business and implement our business strategy.

● Our reinsurance subsidiaries are subject to minimum capital and surplus requirements, and our failure to meet these requirements could subject us to regulatory action.

● As a holding company, we will depend on the ability of our subsidiaries to pay dividends.

● We may be subject to the risk of possibly becoming an investment company under U.S. federal securities law.

● Insurance regulations to which we are, or may become, subject, and potential changes thereto, could have a significant and negative effect on our business.

● We will likely be exposed to credit risk due to the possibility that counterparties may default on their obligations to us.

● Provisions of our Third Amended and Restated Memorandum and Articles of Association (“Articles”) could adversely affect the value of our securities.

● Provisions of the Companies Law of the Cayman Islands could prevent a merger or takeover of our company.

● Holders of our securities may have difficulty obtaining or enforcing a judgment against us, and they may face difficulties in protecting their interests because we are incorporated under Cayman Islands law.

● Provisions of our Articles may reallocate the voting power of our ordinary shares.

● We do not currently have an effective registration statement registering the issuance of the shares underlying our publicly traded warrants, and therefore you may not be able to exercise the warrants in a cash exercise.

● We may become subject to taxation in the Cayman Islands which would negatively affect our results.

● We may be subject to United States federal income taxation.

● We may be treated as a PFIC, in which case a U.S. holder of our ordinary shares should be subject to disadvantageous rules under U.S. federal income tax laws. We may be treated as a CFC and may be subject to the rules for related person insurance income, and in either case this may subject a U.S. holder of our ordinary shares to disadvantageous rules under U.S. federal income tax laws.

● United States tax-exempt organizations who own ordinary shares may recognize unrelated business taxable income.

● Changes in United States tax laws may be retroactive and could subject us, and/or United States persons who own ordinary shares to United States income taxation on our undistributed earnings.

● We do not intend to resume paying cash dividends in the foreseeable future.

● Outages, computer viruses and similar events could disrupt our operations.

● Increased Information Technology (“IT”) security threats and more sophisticated computer crime could pose a risk to our systems, networks, and services.

● Increased scrutiny by and changing expectations from investors, employees, and other stakeholders regarding our environmental, social, and governance (“ESG”) practices and reporting could cause us to incur additional costs and adversely impact our reputation, tenant and employee acquisition and retention, and access to capital and

●	other factors that may affect us, most of which are beyond our control.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus and the other information incorporated by reference into this prospectus.

Our Business

Overview

We are a Cayman Islands specialty property and casualty reinsurer that provides reinsurance solutions through our reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS. We focus on underwriting fully collateralized reinsurance contracts primarily for property and casualty insurance companies in the Gulf Coast region of the United States, with an emphasis on Florida. We specialize in underwriting medium frequency, high severity risks, where we believe sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts. We were organized in April 2013. Oxbridge Re NS functions as a reinsurance sidecar which increases the underwriting capacity of Oxbridge Reinsurance Limited. Oxbridge Re NS issues participating notes to third party investors, the proceeds of which are utilized to collateralize Oxbridge Reinsurance Limited’s reinsurance obligations.

In addition to our historical reinsurance business operations, in 2023, our new subsidiary SurancePlus Inc. (“SurancePlus”) began developing, offering, and selling a tokenized reinsurance security representing fractionalized interests in reinsurance contracts, with each token representing an interest in participating notes issued by Oxbridge Re NS. These efforts culminated in the development, launch, and issuance of our first tokenized reinsurance security, the DeltaCat Re Token, which we believe is the first “on-chain” reinsurance security of its kind to be developed by a subsidiary of a public company. Following the issuance of the DeltaCat Re Token in 2023, we issued EpsilonCat Re token in 2025, launched ZetaCat Re and EtaCat Re in 2025, and intend to develop, launch, and issue additional series of tokenized reinsurance securities representing fractional interests in reinsurance contracts in the future. We are also using our tokenization experience and activities as a foundation for developing Web3-focused business offerings and products relating to the tokenization of other real-world assets (RWAs), including RWAs held or being acquired by third parties. Our tokenization business will be conducted through SurancePlus and through other subsidiaries of our 80% owned subsidiary, SurancePlus Holdings Ltd. (“SurancePlus Holdings”), a Cayman Islands exempted company that we have organized to serve as a holding company for subsidiaries that will operate our developing Web3-focused business operations.

In our historical reinsurance business operations, we underwrite reinsurance contracts on a selective and opportunistic basis as opportunities arise based on our goal of achieving favorable long-term returns on equity for our shareholders. Our goal is to achieve long-term growth in book value per share by writing business that generates attractive underwriting profits relative to the risk we bear. Additionally, we intend to complement our underwriting profits with investment profits on an opportunistic basis. Our underwriting business focus is on fully collateralized reinsurance contracts for property catastrophes, primarily in the Gulf Coast region of the United States. Within that market and risk category, we attempt to select the most economically attractive opportunities across a variety of property and casualty insurers. As we attempt to grow our capital base, we expect that we will consider growth opportunities in other geographic areas and risk categories.

Our level of profitability in our reinsurance business operations is primarily determined by how adequately our premiums assumed and investment income cover our costs and expenses, which consist primarily of acquisition costs and other underwriting expenses, claim payments and general and administrative expenses. One factor leading to variation in our operational results is the timing and magnitude of any follow-on offerings we undertake (if any), and issuance of participating notes to investors as we are able to deploy new capital to collateralize new reinsurance treaties and consequently, earn additional premium revenue. In addition, our results of operations may be seasonal in that hurricanes and other tropical storms typically occur during the period from June 1 through November 30. Further, our results of operations may be subject to significant variations due to factors affecting the property and casualty insurance industry in general, which include competition, legislation, regulation, general economic conditions, judicial trends, and fluctuations in interest rates and other changes in the investment environment.

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Because we employ an opportunistic underwriting and investment philosophy, period-to-period comparisons of our underwriting results may not be meaningful. In addition, our historical investment results may not necessarily be indicative of future performance. Due to the nature of our reinsurance and investment strategies, our operating results will likely fluctuate from period to period.

Organizational Chart

Other Developments

Formation of SurancePlus

SurancePlus Inc., an indirect subsidiary of Oxbridge Re Holdings Limited, was incorporated as a British Virgin Islands Business Company on December 19, 2022 for the purposes of tokenizing reinsurance contracts underwritten by its affiliated licensed reinsurer, Oxbridge Re NS.

On March 27, 2023, we, through SurancePlus, issued a press release announcing the commencement of an offering by SurancePlus of up to $5.0 million of DeltaCat Re Tokens (“Tokens”) with a purchase price of $10.00 per Token and representing one share of Series DeltaCat Re Preferred Shares per Token (the “Private Placement”).

On June 27, 2023, SurancePlus completed the Private Placement. The aggregate amount raised in the Private Placement was $2,447,760 for the issuance of 244,776 Tokens, of which approximately $1,280,000 was received from third-party investors and approximately $1,167,000 was received from Oxbridge Re Holdings Limited.

On September 11, 2023, the DeltaCat Re tokens were reclassified as tokenized interests carrying rights equivalent to the DeltaCat Re Preferred Shares in accordance with the provisions of the British Virgin Islands law.

On March 18, 2024, Oxbridge Re Holdings Limited (the “Company”) and its indirect subsidiary SurancePlus Inc. (“SurancePlus”), a British Virgin Islands Business Company, announced the commencement of an offering by SurancePlus of Participation Shares (the “Securities”) represented by digital tokens to be issued under a 3-year Participation Share Investment Contract (the “PSIC”). The Participation Shares are not shares in SurancePlus and shall have no preemptive right or conversion rights. The Participation Shares solely confer contractual rights against SurancePlus as contained in the PSIC. At the offering’s commencement, up to one million (1,000,000) Participation Shares will be issued, represented by digital tokens labelled “EpsilonCat Re”. The quantity of Participation Shares to be issued in subsequent years of 2025, and 2026, shall be disclosed prior to their issuances. At the start of the offering, the Participation Shares were offered at an initial price of $10.00 per Participation Share.

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The net proceeds from the offer and sale of the Participation Shares were used by SurancePlus to purchase a participating note of Oxbridge Re NS, an affiliated Cayman Islands licensed reinsurance entity, and the proceeds from the sale of such participating note were invested in collateralized reinsurance contracts to be underwritten by Oxbridge Re NS. The holders of the Participation Shares will generally be entitled to proceeds from the payment of the participating notes in the amount of a preferred return equal to the initial Participation Share price, plus 20%, and then 80% of any proceeds in excess of the amount necessary to pay the preferred return.

On July 11, 2024, SurancePlus completed a private placement. The aggregate amount raised in the private placement was $2,878,048 of Participation Shares represented by digital tokens issued under a 3-year Participation Share Investment Contract (for the issuance of 287,805 of the Participation Shares represented by the digital tokens, of which approximately $1,469,000 was received from third-party investors and approximately $1,409,000 was received from Oxbridge Re Holdings Limited.

Oxbridge Acquisition Corp.

On February 28, 2023, the Company announced in a press release that Oxbridge Acquisition Corp. (“Oxbridge Acquisition”) filed a Current Report on Form 8-K with the Securities and Exchange Commission in connection with Oxbridge Acquisition’s business combination with Jet Token Inc., a Delaware corporation. Upon the closing of the transaction, the combined company became Jet.AI Inc. (“Jet.AI”). Jet.AI offers fractional aircraft ownership, jet card, aircraft brokerage and charter service through its fleet of private aircraft and those of Jet.AI’s Argus Platinum operating partner. Jet.AI’s charter app enables travelers to look, book and fly. The funding and capital markets access from this transaction is expected to enable Jet.AI to continue its growth strategy of AI software development and fleet expansion. The business combination was completed on August 10, 2023.

The Company’s wholly-owned licensed reinsurance subsidiary, Oxbridge Reinsurance Limited (“Oxbridge Reinsurance”), was the lead investor in Oxbridge Acquisition’s sponsor and previously held the equivalent of 2,369,038 of Jet.AI common stock (NASDAQ: JTAI). During November 2024, Jet.AI initiated a 1:225 reverse stock split, resulting the Company holding 10,549 Jet.AI common stock as of December 31, 2024.

Jet.AI and Sponsor payments

During the year ended December 31, 2024, the Series A-1 preferred shares held by the Sponsor were redeemed by Jet.AI for an aggregate amount of $675,000. The Sponsor distributed $393,195 to the Company representing the repayment of its extension loan of $284,765, working capital loan of $61,906, and dividend redistribution of $46,524.

Bridge Loan with Affiliate

On September 11, 2023, the Company, along with seven (7) other investors, entered into a binding term sheet (“Bridge Agreement”) with Jet.AI to provide Jet.AI with an aggregate sum of $500,000 of short-term bridge financing pending its receipt of funds from its other existing financing arrangements

The Bridge Agreement provided for the issuance of Notes in an aggregate principal amount of $625,000, reflecting a 20% original issue discount. The Notes bore interest at 5% per annum and matured on March 11, 2024.

The Company invested the sum of $100,000 in the Notes and is recorded as “Loan Receivable” on the consolidated balance sheets at cost at December 31, 2023. On March 11, 2024, the Notes matured and were redeemed by Jet.AI in accordance with the Bridge Agreement. The Company received an aggregate of $141,000 upon the redemption of the Notes.

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Our Business Strategy

Our goal is to achieve attractive risk-adjusted returns for our shareholders through the prudent management of underwriting and investments risks relative to our capital base. To achieve this objective, the following are the principal elements of our business strategy.

●	Maintain a Commitment to Disciplined Underwriting. We employ a disciplined and data-driven underwriting approach to select a diversified portfolio of risks that we believe will generate an attractive return to our shareholders over the long term. Neither our underwriting nor our investment strategies are designed to generate smooth or predictable quarterly earnings, but rather to optimize growth in book value per share over the long term.

●	Focus on Risk Management. We treat risk management as an integral part of our underwriting and business management processes. All of our reinsurance contracts contain loss limitation provisions that limit our losses to the value of the assets collateralizing our reinsurance contracts.

●	Deployment of Capital. In order to eliminate the possibility of complete losses, we intend to place only a portion of our total capital at risk in any single year. This means that we expect lower returns than some of our competitors in years where there are lower than average catastrophe losses but that our capital will not be completely eroded in the event of multiple large losses.

●	Take Advantage of Market Opportunities. Although our business is initially focused on catastrophe coverage for Gulf Coast insurers we intend to continuously evaluate various market opportunities in which our business may be strategically or financially expanded or enhanced in the future. Such opportunities could take the form of investing into related party special purpose acquisition companies, further diversifying our business into other geographic or market areas, which could include quota share reinsurance contracts, joint ventures, renewal rights transactions, corporate acquisitions of other insurers or reinsurers, spinoffs, mergers or the formation of insurance or reinsurance platforms in new markets.

●	Develop and Pursue Additional Tokenization Business Opportunities. Through SurancePlus Holdings and our Web3-focused subsidiaries, we intend to leverage our experience and knowledge with the tokenization of RWAs (including the initial DeltaCat Re Token) to develop other Web3-focused business offerings and products relating to the tokenization of RWAs, including RWAs held or being acquired by third parties.

We believe the environment in the reinsurance and insurance markets will continue to produce opportunities for us, either through organic expansion, through acquisitions, or a combination of both.

The Reinsurance Industry

General

Reinsurance is an arrangement in which an insurance company, referred to as the reinsurer, agrees to assume from another insurance company, referred to as the ceding company or cedant, all or a portion of the insurance risks that the ceding company has underwritten under one or more insurance contracts. In return, the reinsurer receives a premium for the insured risks that it assumes from the ceding company, although reinsurance does not discharge the ceding company from its liabilities to policyholders. It is standard industry practice for primary insurers to reinsure portions of their insurance risks with other insurance companies under reinsurance agreements or contracts. This permits primary insurers to underwrite policies in amounts larger than the risks they are willing to retain. Reinsurance is generally designed to:

●	reduce the ceding company’s net liability on individual risks, thereby assisting it in managing its risk profile and increasing its capacity to underwrite business as well as increasing the limit to which it can underwrite on a single risk;
●	assist the ceding company in meeting applicable regulatory and rating agency capital requirements;
●	assist the ceding company in reducing the short-term financial impact of sales and other acquisition costs; and
●	enhance the ceding company’s financial strength and statutory capital.

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When reinsurance companies purchase reinsurance to cover their own risks assumed from ceding companies, this is known as retrocessional reinsurance. Reinsurance or retrocessional reinsurance can benefit a ceding company or reinsuring company, referred to herein as a “retrocedant,” as applicable, in various ways, such as by reducing exposure to individual risks and by providing catastrophe protection from larger or multiple losses. Like ceding companies, retrocedants can use retrocessional reinsurance to manage their overall risk profile or to create additional underwriting capacity, allowing them to accept larger risks or to write more business than would otherwise be possible, absent an increase in their capital or surplus.

Reinsurance contracts do not discharge ceding companies from their obligations to policyholders. Ceding companies therefore generally require their reinsurers to have, and to maintain, either a strong financial strength rating or security, in the form of collateral, as assurance that their claims will be paid.

Insurers generally purchase multiple tranches of reinsurance protection above an initial retention elected by the insurer. The amount of reinsurance protection purchased by an insurer is typically determined by the insurer through both quantitative and qualitative methods. In the event of losses, the amount of loss that exceeds the amount of reinsurance protection purchased is retained by the insurer.

As a program is constructed from the ground up, each tranche added generally has a lower probability of loss than the prior tranche and therefore is generally subject to a lower reinsurance premium charged for the reinsurance protection purchased. Insurer catastrophe programs are typically supported by multiple reinsurers per program.

Reinsurance brokers play an important role in the reinsurance market. Brokers are intermediaries that assist the ceding company in structuring a particular reinsurance program and in negotiating and placing risks with third-party reinsurers. In this capacity, the broker is selected and retained by the ceding company on a contract-by-contract basis, rather than by the reinsurer. Though brokers are not parties to reinsurance contracts, reinsurers generally receive premium payments from brokers rather than ceding companies, and reinsurers that do not provide collateralized reinsurance are frequently required to pay amounts owed on claims under their policies to brokers. These brokers, in turn, pay these amounts to the ceding companies that have reinsured a portion of their liabilities with reinsurers.

Types of Reinsurance Contracts

Property reinsurance products are often written in the form of treaty reinsurance contracts, which are contractual arrangements that provide for the automatic reinsurance of a type or category of risk underwritten. Treaty reinsurance premiums, which are typically due in installments, are a function of the number and type of contracts written, as well as prevailing market prices. The timing of premiums written varies by line of business. The majority of property catastrophe business is written at the January and June annual renewal periods, depending on the type and location of the risks covered. Most hurricane and wind-storm coverage, particularly in the Gulf Coast region of the United States, is written at the June annual renewal periods.

Property catastrophe reinsurance contracts are typically “all risk” in nature, providing protection to the ceding company against losses from hurricanes and other natural and man-made catastrophes such as floods, earthquakes, tornadoes, storms and fires, referred to herein collectively as “perils.” The predominant exposures covered by these contracts are losses stemming from property damage and business interruption resulting from a covered peril. Coverage can also vary from “all natural” perils, which is the most expansive form, to more limited types such as windstorm-only coverage.

Property catastrophe reinsurance contracts are typically written on an “excess-of-loss” basis, which provides coverage to the ceding company when aggregate claims and claim expenses from a single occurrence for a covered peril exceed an amount that is specified in a particular contract. The coverage provided under excess-of-loss reinsurance contracts may be on a worldwide basis or may be limited in scope to specific regions or geographical areas. Under these contracts, protection is provided to an insurer for a portion of the total losses in excess of a specified loss amount, up to a maximum amount per loss specified in the contract.

Excess-of-loss contracts are typically written on a losses-occurring basis, which means that they cover losses that occur during the contract term, regardless of when the underlying policies came into force. Premiums from excess-of-loss contracts are earned rateably over the contract term, which is ordinarily 12 months. Most excess-of-loss contracts provide for a reinstatement of coverage following a covered loss event in return for an additional premium.

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The Florida Property and Casualty Insurance Market

General Overview

Florida’s property and casualty insurance market has undergone significant changes in the past few decades. This market, which was formerly dominated by large, national, multi-line insurance companies, now includes Citizens Property Insurance Corporation (“Citizens”), a state-sponsored insurance company created by the Florida Legislature; Florida-based insurance companies that focus primarily on writing property insurance policies in the state of Florida; and Florida-based subsidiaries of national insurance companies that focus on writing property insurance policies in the state of Florida. While these four types of companies participate in the market at varying levels, Citizens and the Florida-based insurance companies are now the dominant market participants. Within the private market, which excludes Citizens, there is a strong dependence on small insurance companies, which have limited capitalization and a limited ability to diversify.

While the Florida property and casualty insurance market faces various challenges, the primary challenge is the potential for exposure to catastrophic windstorms. The state of Florida has approximately $2.18 trillion in insured residential property exposure. In 2024, Hurricanes Helene and Milton caused significant destruction with a death toll of at least 257 and estimated insured losses exceeding $55 billion.

According to the National Oceanic and Atmosphere Administration (“NOAA”) Technical Memorandum NWS NHC-6, entitled “The Deadliest, Costliest, and Most Intense United States Tropical Cyclones from 1851 to 2010 (and Other Frequently Requested Hurricane Facts) (the “NOAA Memorandum”), “forty percent of all U.S. hurricanes and major hurricanes were in Florida,” and “sixty percent of category 4 or higher hurricane strikes have occurred in either Florida or Texas.” The NOAA Memorandum also indicates that, between 1851 and 2010, there were 114 hurricane strikes and 37 major hurricanes in Florida. (For these purposes, a “major hurricane” is a category 3, 4, or 5 hurricane.)

Our Reinsurance Contracts and Products

We write primarily property catastrophe reinsurance. We currently expect that substantially all of the reinsurance products we write in the foreseeable future will be in the form of treaty reinsurance contracts. When we write treaty reinsurance contracts, we do not evaluate separately each of the individual risks assumed under the contracts and are therefore largely dependent on the individual underwriting decisions made by the cedant. Accordingly, as part of our initial review and renewal process, we carefully review and analyze the cedant’s risk management and underwriting practices in evaluating whether to provide treaty reinsurance and in appropriately pricing the treaty.

Our portfolio of business continues to be characterized by relatively large transactions with a relatively few number of cedants. We anticipate that our business will continue to be characterized by a relatively small number of reinsurance contracts for the foreseeable future.

Our contracts are written on an excess-of-loss basis, generally with a per-event cap. We generally receive the premium for the risk assumed and indemnify the cedant against all or a specified portion of losses and expenses in excess of a specified dollar or percentage amount. Our contracts are generally both single-year or multi-year contracts and our policy years generally commence on June 1 of each year and end on May 31 of the following year.

The bulk of our portfolio of risks is assumed pursuant to traditional reinsurance contracts. However, from time to time we take underwriting risk by purchasing a catastrophe-linked bond, or via a transaction booked as an industry loss warranty (as described below) or an indemnity swap. An indemnity swap is an agreement which provides for the exchange between two parties of different portfolios of catastrophe exposure with similar expected loss characteristics (for example, U.S. earthquake exposure for Asian earthquake exposure).

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We believe our most attractive near-term opportunity is in property catastrophe reinsurance coverage for insurance companies. In addition to seeking profitable pricing, we manage our risks with contractual limits on our exposure. Property catastrophe reinsurance contracts are typically “all risk” in nature, meaning that they protect against losses from earthquakes and hurricanes, as well as other natural and man-made catastrophes such as tornados, fires, winter storms, and floods (where the contract specifically provides for such coverage). Losses on these contracts typically stem from direct property damage and business interruption. We generally write property catastrophe reinsurance on an excess-of-loss basis. These contracts typically cover only specific regions or geographical areas.

We are not licensed or admitted as an insurer in any jurisdiction other than the Cayman Islands. In addition, we do not have a financial rating and do not expect to have one in the near future. Many jurisdictions such as the United States do not permit clients to take credit for reinsurance on their statutory financial statements if such reinsurance is obtained from unlicensed or non-admitted insurers without appropriate collateral. As a result, we anticipate that all of our clients will require us to fully collateralize the reinsurance contracts we bind with them. Each of our contracts are fully collateralized and separately structured, with our liability being limited to the value of the assets held in the trust. We are generally not required to top-up the value of the assets held as collateral in respect of a particular reinsurance agreement, unless such collateral is subject to market risk. For each reinsurance agreement, a reinsurance trust is established in favor of the cedant, and the trustee of the reinsurance trust is a large bank that is agreed upon by our company and the cedant.

The premium for the contract is ordinarily deposited into the trust, together with additional capital from our company, up to the coverage limit. Each reinsurance contract contains express limited recourse language to the effect that the liabilities of the relevant reinsurance contract are limited to the realizable value of the collateral held in respect of that contract. Upon the expiration of the reinsurance contract, the assets of the trust net of insured losses and other expenses are transferred to our company.

Underwriting

Most of our reinsurance contracts have other reinsurers participating as lead underwriters, and these lead underwriters generally set the premium for the risk. We follow the premium pricing of the lead underwriters in most cases subject to the guidance of the Underwriting Committee of our Board of Directors. Each quarter, our Board of Directors will set parameters for the maximum level of capital to be deployed for the quarter and the expected premium and risk profile that each of our contracts must meet.

Our reinsurance portfolio of business continues to be characterized by relatively large transactions with a relatively few number of cedants and anticipate that our reinsurance entities business will continue to be characterized by a relatively small number of reinsurance contracts for the foreseeable future.

The bulk of our portfolio of risks is assumed pursuant to traditional reinsurance contracts. However, from time to time we take underwriting risk by purchasing a catastrophe-linked bond, or via a transaction booked as an industry loss warranty (as described below) or an indemnity swap. An indemnity swap is an agreement which provides for the exchange between two parties of different portfolios of catastrophe exposure with similar expected loss characteristics (for example, U.S. earthquake exposure for Asian earthquake exposure).

Marketing and Distribution

We expect that, in the future, the majority of our business will be sourced through reinsurance brokers. Brokerage distribution channels provide us with access to an efficient, variable distribution system without the significant time and expense that would be incurred in creating an in-house marketing and distribution network. Reinsurance brokers receive a brokerage commission that is usually a percentage of gross premiums written.

We intend to build relationships with global reinsurance brokers and captive insurance companies located in the Cayman Islands. Our management team has significant relationships with most of the primary and specialty broker intermediaries in the reinsurance marketplace in our target market. We believe that maintaining close relationships with brokers will give us access to a broad range of reinsurance clients and opportunities.

Brokers do not have the authority to bind us to any reinsurance contract. We review and approve all contract submissions in our corporate offices located in the Cayman Islands. From time to time, we may also enter into relationships with managing general agents who could bind us to reinsurance contracts based on narrowly defined underwriting guidelines.

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Investment Strategy

Our Company takes an opportunistic approach with respect to investment income and intend to increase shareholder value through supplemental investment income when favorable opportunities are available. The Company, from time to time, and dependent upon favorable investment conditions and our investment guidelines, may invest in real estate and other ventures that have the potential to increase shareholder value. Through its reinsurance subsidiaries, the Company has made and intend to make future investments that can contribute to the growth of capital and surplus in its licensed reinsurance subsidiaries over time.

Some of our company’s capital is held in trust accounts that collateralize the reinsurance policies that we write. The investment parameters for capital held in such trust accounts are generally established by the cedant for the relevant policy. Currently, all amounts held in trust accounts are in cash and cash equivalents.

Our Board of Directors periodically reviews our investment policy and returns.

Claims Management

Claims are managed internally by the company’s management team. Management reviews and responds to initial loss reports, administers claims databases, determines whether further investigation is required and where appropriate, retains outside claims counsel, establishes case reserves and approves claims for payment. In addition, we may conduct audits of any significant client throughout the year, and in the process, evaluate our clients’ claims handling abilities, reserving philosophies, loss notification processes and the overall quality of our clients’ performance.

Upon receipt, claims notices are recorded within our underwriting, financial and claims systems. When we are notified of insured losses or discover potential losses as part of our claims’ audits, we record a case reserve as appropriate for the estimated amount of the exposure at that time. The estimate reflects the judgment of management based on general reserving practices, the experience and knowledge of the manager regarding the nature of the specific claim and, where appropriate, advice of outside counsel. Reserves are also established to provide for the estimated expense of settling claims, including legal and other fees and the general expenses of administering the claims adjustment process.

Loss Reserves

Loss reserves represent estimates, including actuarial and statistical projections at a given point in time, of the ultimate settlement and administration costs of claims incurred (including claims incurred but not reported (“IBNR”)). Estimates are not precise in that, among other things, they are based on predictions of future developments and estimates of future trends in claims severity and frequency and other variable factors such as inflation. It is likely that the ultimate liability will be greater or less than such estimates and that, at times, this variance will be material.

For our property and other catastrophe policies, we initially establish our loss reserves based on loss payments and case reserves reported by ceding companies. As we are not the only reinsurer on most contracts, the lead reinsurer will set the loss amount estimates for the contract and the cedant will have the ability to pay for case losses consistent with that amount on our pro-rata share of the contract.

We then add to these case reserves our estimates for IBNR. To establish our IBNR estimates, in addition to the loss information and estimates communicated by cedants, we also use the services of an independent actuary. We may also use our computer-based vendor and proprietary modeling systems to measure and estimate loss exposure under the actual event scenario, if available. Although the loss modeling systems assist with the analysis of the underlying loss, and provide us with information and the ability to perform an enhanced analysis, the estimation of claims resulting from catastrophic events is inherently difficult because of the variability and uncertainty of property catastrophe claims and the unique characteristics of each loss.

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If IBNR estimates are made, we assess the validity of the assumptions we use in the reserving process on a quarterly basis during an internal review process. During this process actuaries verify that the assumptions we have made continue to form what they consider to be a sound basis for projection of future liabilities.

Although we believe that we are prudent in our assumptions and methodologies, we cannot be certain that our ultimate payments will not vary, perhaps materially, from the estimates we have made. If we determine that adjustments to an earlier estimate are appropriate, such adjustments are recorded in the quarter in which they are identified. The establishment of new reserves, or the adjustment of reserves for reported claims, could result in significant upward or downward changes to our financial condition or results of operations in any particular period. We regularly review and update these estimates, using the most current information available to us.

Our estimates are reviewed quarterly by an independent actuary in order to provide additional insight into the reasonableness of our loss reserves.

Competition

The reinsurance industry is highly competitive. We expect to compete with major reinsurers, most of which are well established with significant operating histories, strong financial strength ratings and long-standing client relationships.

Our competitors include Renaissance Re, Berkshire Hathaway, PartnerRe Ltd, Aeolus and Nephila which are dominant companies in the reinsurance industry. Although we seek to provide coverage where capacity and alternatives are limited, we directly compete with these larger companies due to the breadth of their coverage across the property and casualty market in substantially all lines of business. We also compete with smaller companies and other niche reinsurers from time to time.

While we have a limited operating history, we believe that our unique approach to multi-year underwriting will allow us to be successful in underwriting transactions against more established competitors.

Our Tokenization Business

We have decided to develop and pursue business opportunities in the tokenization of RWAs based on the expectation that a successful expansion into this specialization will further increase the underwriting capacity and potential profitability of our reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS. We believe this represents a unique opportunity to drive value to our shareholders. The Boston Consulting Group published research projecting the RWA asset tokenization market to reach $16.1 trillion by 2030. A separate publication by Bloomberg reported that, in 2023, reinsurance was one of the top performing hedge fund strategies. It is at the intersection of these two, i.e., RWA tokenization and reinsurance, that we believe there exist substantial growth opportunities for our business.

Accordingly, SurancePlus was incorporated to further innovate upon existing capital raising mechanisms of Oxbridge Re NS for collateralizing reinsurance contracts while simultaneously transforming the corresponding investment product into one that is more accessible to United States accredited investors under Rule 506(c) of Regulation D and to international investors under Regulation S. SurancePlus has since applied insights and technology from the Web3 digital ecosystem to create a multi-year series of real-world asset-backed digital securities, called the Cat Re (short for “catastrophe reinsurance”) token series. Ownership of the tokens confer an indirect fractional interest in reinsurance contracts entered by Oxbridge Re NS or Oxbridge Reinsurance Limited. The DeltaCat Re token was the first of the token series, and it was issued in 2023 on the Avalanche blockchain network. The 2024/25 offering of EpsilonCat Re tokens was announced in a Form 8-K filed with the SEC on March 18, 2024, and the 2025/26 offerings of ZetaCat Re and EtaCat Re were announced in a Form 8-K filed with the SEC on February 27, 2025. SurancePlus intends to continue to issue the Cat Re token series over several years.

We project that SurancePlus Inc. may develop into a significant revenue generating stream for the Oxbridge Re group that may progressively reduce Oxbridge Re’s annual capital deployed into collateralizing reinsurance contracts. As opportunities arise, Oxbridge Re intends to pursue, through its Web3-focused subsidiaries, additional expansion of its RWA tokenization business to further increase underwriting profit.

Employees

As of March 26, 2025, we had three employees, all of which were full-time. We believe that our relations with our employees are good. None of our employees are subject to collective bargaining agreements, and we are not aware of any current efforts to implement such agreements. We believe that we will continue to have relatively few employees and intend to outsource some functions to specialist firms in the Cayman Islands and abroad if and when we determine that such functions are necessary. We intend to use the expertise of our Board of Directors and where necessary, external consultants to provide any other service we may require from time to time.

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Legal Proceedings

We are not currently involved in any litigation or arbitration. We anticipate that, similar to the rest of the insurance and reinsurance industry, we will be subject to litigation and arbitration in the ordinary course of business.

Regulation and Capital Requirements

Our reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS, each holds a Class C Insurer’s License issued in accordance with the terms of the Insurance Law (as revised) of the Cayman Islands (the “Law”), and is subject to regulation by the Cayman Islands Monetary Authority (“CIMA”), in terms of the Law. As the holder of a Class C Insurer’s License, Oxbridge Reinsurance Limited and Oxbridge Re NS are permitted to undertake insurance business approved by CIMA.

Oxbridge Reinsurance Limited and Oxbridge Re NS are subject to minimum capital and surplus requirements, and our failure to meet these requirements could subject us to regulatory action. Pursuant to The Insurance (Capital and Solvency) (Classes B, C and D Insurers) Regulations, 2018 Revision (the “Capital and Solvency Regulations”) published under the Law, Oxbridge Reinsurance Limited and Oxbridge Re NS are required to maintain the statutory minimum capital requirement (as defined under the Capital and Solvency Regulations) of $500 and prescribed capital requirement (as defined under the Capital and Solvency Regulations) of $500, and a minimum margin of solvency equal to or in excess of the total prescribed capital requirement. Any failure to meet the applicable requirements or minimum statutory capital requirements could subject us to further examination or corrective action by CIMA, including restrictions on dividend payments, limitations on our writing of additional business or engaging in finance activities, supervision or liquidation.

CIMA may at any time direct Oxbridge Reinsurance Limited and Oxbridge Re NS, in relation to a policy, a line of business or the entire business, to cease or refrain from committing an act or pursing a course of conduct and to perform such acts as in the opinion of CIMA are necessary to remedy or ameliorate the situation. See the discussion in “Risk Factors” under the heading “Any suspension or revocation of our reinsurance license would materially impact our ability to do business and implement our business strategy” for more information.

In addition, as a Cayman Islands exempted company, we may not carry on business or trade locally in the Cayman Islands except in furtherance of our business outside the Cayman Islands, and we are prohibited from soliciting the public of the Cayman Islands to subscribe for any of our securities or debt. We are further required to file a return with the Registrar of Companies in January of each year and to pay an annual registration fee at that time.

The Cayman Islands has no exchange controls restricting dealings in currencies or securities.

Available Information

Our website is located at www.oxbridgere.com. Copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available, free of change, on our website as soon as reasonably practicable after we file such material electronically with or furnish it to the Securities and Exchange Commission (the “SEC”). The SEC also maintains a website that contains our SEC filings. The address of the SEC’s website is www.sec.gov.

Corporate and Other Information

The Company was incorporated as an exempted company on April 4, 2013 under the laws of the Cayman Islands. The Company directly owns 100% of the equity interest in Oxbridge Reinsurance Limited, an exempted entity incorporated on April 23, 2013 under the laws of the Cayman Islands and for which a Class “C” Insurer’s license was granted on April 29, 2013 under the provisions of the Cayman Islands Insurance Law. The Company also indirectly owns 80% of the equity interest in Oxbridge Re NS, an entity incorporated as an exempted company on December 22, 2017 under the laws of the Cayman Islands to function as a reinsurance sidecar facility and to increase the underwriting capacity of Oxbridge Reinsurance Limited. The Company also indirectly owns 80% of the equity interest in SurancePlus Inc. (“SurancePlus”), an entity incorporated as a business company on December 19, 2022 under the laws of the British Virgin Islands to issue digital securities. The Company and its subsidiaries (collectively “Oxbridge Re”) businesses are as follows: SurancePlus is a Web3-focused subsidiary that currently leverages blockchain technology to democratize access to high-return reinsurance contracts via digital securities; Oxbridge Reinsurance Limited is a licensed reinsurance subsidiary that provides reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States; and Oxbridge Re NS is a licensed reinsurance SPV/side car that provides third-party investors with access to reinsurance contracts with returns uncorrelated to the financial markets. The Company operates as a single business segment through its subsidiaries.

The Company’s ordinary shares and warrants are listed on The NASDAQ Capital Market under the symbols “OXBR” and “OXBRW,” respectively.

The Company’s headquarters and principal executive offices are located at Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands, and have registered offices at P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands. Our website is located at www.oxbridgere.com. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

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THE OFFERING

Ordinary shares offered by us pursuant to this prospectus	8,230,700 ordinary shares issuable upon exercise of outstanding Warrants.

Ordinary shares to be outstanding immediately after this offering	15,673,622 ordinary shares (assuming exercise of the Warrants in full).

Use of proceeds

Assuming the full exercise for cash of all of the outstanding Warrants, we will receive proceeds of $61.73 million. The Company at its option may cancel the warrants in whole or in part, provided that the closing price per ordinary share has exceeded $9.38 for at least ten trading days within any period of twenty consecutive trading days, including the last trading day of the period. However, we do not know when, if or the extent to which such Warrants may be exercised, and it is possible that no Warrants may be exercised, in which case we would not receive any proceeds from this offering.

We intend to use the net proceeds, if any, from the exercise of the Warrants for working capital and general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors	Investing in our ordinary shares involves significant risks. See “Risk Factors” beginning on page 12 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our ordinary shares.

Nasdaq Capital Market symbol	“OXBR”.

The number of our ordinary shares that will be outstanding immediately after this offering as shown above is based on 7,442,922 shares outstanding as of February 24, 2025. The number of shares outstanding as of February 24, 2025 as used throughout this prospectus, unless otherwise indicated, excludes:

●	666,250 ordinary shares issuable upon the exercise of options outstanding as of February 24, 2025, at a weighted average exercise price of $4.26 per share;
●	77,745 ordinary shares issuable upon the vesting of restricted stock awards with a weighted-average grant date fair value of $4.13 per share; and
●	869,014 ordinary shares reserved for future issuance under our 2014 and 2021 Omnibus Incentive Plans.
●	1,411,768 ordinary shares issuable upon exercise of the ordinary share warrants in offering completed on February 24, 2025.

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RISK FACTORS

You should consider carefully the risks described below, which update and supplement the risk factors discussed under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as may be updated by the Company’s subsequent filings under the Exchange Act, that are incorporated by reference in this prospectus, together with other information in this prospectus, the documents incorporated by reference in this prospectus , and any free writing prospectus that we may authorize for use in connection with this offering before you make a decision to invest in our securities. If any of these risks actually occur, our business, operating results, prospects or financial condition could be harmed. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section above titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to the Offering

If you exercise Warrants, you will experience substantial and immediate dilution.

The exercise price of the Warrants is substantially higher than the net tangible book value per share of our ordinary shares as of December 31, 2024. Assuming that all 8,230,700 ordinary shares are issued in connection with the exercise of Warrants, you will incur immediate and substantial dilution of approximately $3.00 per share. For a further description of the dilution that you will experience immediately after the exercise of the Warrants, see the section in this prospectus entitled “Dilution”.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. Investors purchasing shares or other securities in the future could have rights superior to holders of our existing securities.

Furthermore, you could experience further dilution if outstanding options or warrants are exercised or if we issue additional ordinary shares. As of December 31, 2024, approximately 1,664,641 ordinary shares that are either subject to outstanding options or warrants, issuable upon vesting of outstanding restricted stock awards, or reserved for future issuance under our equity incentive plans are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules.

Our management will have broad discretion over the use of the proceeds we receive from the exercise of the Warrants and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from the exercise of the Warrants, and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity to influence our decisions on how to use the proceeds, and the Company may not apply the net proceeds from the exercise of the Warrants in ways that increase the value of your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

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USE OF PROCEEDS

If the Warrants are exercised in full, we will receive proceeds of $61.7 million. However, we do not know when, if or the extent to which such Warrants may be exercised, and it is possible that no Warrants may be exercised, in which case we would not receive any proceeds from this offering.

We currently intend to use the net proceeds from the exercise of the Warrants for working capital and general corporate purposes.

We have not determined the amounts that we plan to spend on any specific area or the timing of such expenditures. Accordingly, our management will have broad discretion to use the net proceeds from this offering. Pending the uses described above, we plan to invest the net proceeds from the exercise of the Warrants in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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DESCRIPTION OF SECURITIES

As of December 31, 2024, we had two classes of securities registered under Section 12 of the Exchange Act – our ordinary shares and Warrants to purchase ordinary shares.

Ordinary Shares

The following description of our ordinary shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Third Amended and Restated Memorandum and Articles of Association (“Articles”) which is filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part.

General

The ordinary shares constitute common equity of our company. We are authorized to issue up to 50,000,000 ordinary shares, par value $0.001. As of the date hereof, our share capital consists of only the ordinary shares. However, subject to the provisions in the Articles and without prejudice to any rights of existing shares, the Board of Directors may create different classes of shares and may vary the rights of such classes of shares.

Dividends

The Board of Directors may declare dividends and other distributions out of funds legally available for dividends and in accordance with the Companies Law of the Cayman Islands (“Companies Law”) and the Articles. Our ability to pay dividends depends on the ability of Oxbridge Reinsurance Limited and/or Oxbridge Re NS, our wholly owned subsidiaries, to pay dividends to us. Oxbridge Reinsurance Limited and Oxbridge Re NS are subject to the Cayman Islands regulatory constraints that affect its ability to pay dividends to us. Under the Cayman Islands law and related regulations, both Oxbridge Reinsurance Limited and Oxbridge Re NS must maintain a minimum net worth and may not declare or pay dividends that would result in non-compliance with such requirements. In addition, under the Cayman Islands law, Oxbridge Reinsurance Limited or Oxbridge Re NS may not pay or declare a dividend unless immediately following the date on which the dividend is proposed to be paid by us, Oxbridge Reinsurance Limited or Oxbridge Re NS, as the case may be, are able to pay our or their debts as they fall due in the ordinary course of business. Accordingly, we may not be able to declare or pay dividends on the ordinary shares. Except as otherwise provided by the rights attached to any shares, the Board of Directors may deduct from any dividend or other distribution payable to any holder of our shares all sums of money payable by such holder to the company.

Voting

Holders of our ordinary shares are generally entitled to one vote per share, other than in circumstances set forth in the Articles. In certain circumstances, the total voting power of our ordinary shares held by any one person will be reduced to less than 9.9% of the total voting power of the total issued and outstanding ordinary shares. In the event a holder of our ordinary shares acquires shares representing 9.9% or more of the total voting power of our total ordinary shares, there will be an effective reallocation of the voting power of the ordinary shares as described in the Articles.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of votes cast attached to the ordinary shares. A special resolution will be required for important matters such as a change of name or making changes to our Articles.

Selection of Directors

There are currently five (5) directors on our Board of Directors. The number of directors may be increased or reduced by an ordinary resolution passed by a simple majority of the holders of our shares. Directors may be appointed by an ordinary resolution passed by a simple majority of the holders of our shares. However, the Board of Directors may also appoint an additional director, provided that the appointment does not cause the number of directors to exceed the number fixed in accordance with the Articles as the maximum number of directors.

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Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption, or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Preemptive Rights; Redemption Rights; Further Calls and Assessment

Although our Articles allow us to issue shares with preemptive rights and redemption rights provisions, the ordinary shares are not subject to any preemptive rights or redemption rights provisions.

Our Articles also permit our Board of Directors to make calls upon holders in respect of monies unpaid on their shares.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

Shareholders’ meetings may be convened by our Board of Directors. Additionally, on the requisition of shareholders representing not less than 66.66% of the voting rights entitled to vote at general meetings, the board shall convene an extraordinary general meeting. Advance notice of at least ten days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than a majority in par value of the total issued voting shares in our company.

Proceedings of Board of Directors

Our Articles provide that our business is to be managed and conducted by our Board of Directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.

Exempted Company

As a Cayman Islands exempted companies, each of Oxbridge Re Holdings Limited and Oxbridge Reinsurance Limited is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of our business carried on outside the Cayman Islands.

Register of Members

Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third-party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company be rectified where it considers that such register of members does not reflect the correct legal position. The register of members is not filed with, and it does not need to be approved by, the Cayman Islands authorities. Under Cayman Islands law, every person or entity that acquires our shares must have his, her or its name entered on our register of members in order to be considered a shareholder.

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Warrants

The following is a brief summary of certain terms and provisions of the Warrants pursuant to which 8,230,700 ordinary shares may be issued under this prospectus upon the exercise thereof. This summary is subject to and qualified in its entirety by the form of Warrant Agreement (as amended by Amendment #1 to Warrant Agreement and Amendment #2 to Warrant Agreement), which are filed as Exhibits 4.2, 4.3 and 4.4, respectively, to the registration statement of which this prospectus forms a part.

Each Warrant may be exercised to purchase one ordinary share from us at a purchase price of $7.50 per share. The Warrants can be exercised at any time until March 26, 2029. The Warrants are exercised by surrendering to us the Warrants to be exercised, with an exercise form included therein duly completed and executed and paying to us the exercise price per share in cash or check payable to us. At any time while there is an effective registration statement available for the issuance of shares issuable pursuant to the Warrants, the Warrants may be exercised only with a cash payment. If a registration statement is not available for the issuance of the underlying shares, the Warrants may be exercised on a cashless net-share basis. We are obligated under the Warrants to use our best efforts to maintain an effective registration statement with respect to the issuance of the underlying shares. However, under no circumstances will a holder of Warrants be entitled to settle the Warrants for cash, even in the absence of an effective registration statement.

As long as any Warrants remain outstanding, ordinary shares to be issued upon the exercise of Warrants will be adjusted in the event of one or more stock splits, readjustments or reclassifications. In the event of the foregoing, the remaining number of ordinary shares still subject to the Warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of ordinary shares outstanding and the exercise price per share shall be decreased or increased as the case may be, in the same proportion.

We have reserved a sufficient number of ordinary shares for issuance upon exercise of the Warrants and such shares, when issued in accordance with the terms of the Warrants, will be fully paid and non-assessable. Fractional shares will not be issued upon the exercise of Warrants, and no payment will be made with respect to any fractional shares to which any Warrant holder might otherwise be entitled upon exercise of Warrants. No adjustments as to previously declared or paid cash dividends, if any, will be made upon any exercise of Warrants.

The holders of the Warrants as such are not entitled to vote, receive dividends or to exercise any of the rights of holders of ordinary shares for any purpose until such Warrants shall have been duly exercised and payment of the purchase price shall have been made.

If for at least ten (10) trading days within any period of twenty (20) consecutive trading days, including the last trading day of the period, the closing price per ordinary exceeds 125% of the Warrant’s exercise price, we may cancel any Warrants remaining outstanding and unexercised. The date upon which we may cancel such Warrants must be a date which is more than thirty (30) calendar days, but less than sixty (60) calendar days, after a notice is mailed by first class mail to all registered holders of the Warrants following the satisfaction of the conditions described above, or such longer time as may be required by regulatory authorities. The notice of cancellation must be mailed by us on or before the ninetieth (90th) calendar day following the last trading day of any twenty (20) consecutive trading day period that triggers our right to cancel any Warrants.

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Book-Entry Form

Individual certificates will not be issued for the ordinary shares and Warrants. Instead, one or more global certificates are deposited by us with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the ordinary shares and Warrants outstanding at any time. Accordingly, holders of our shares and Warrants are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the securities through DTC Participants or Indirect Participants. The securities are only transferable through the book-entry system of DTC. Holders who are not DTC Participants may transfer their securities through DTC by instructing the DTC Participant holding their securities (or by instructing the Indirect Participant or other entity through which their securities are held) to transfer the securities. Transfers will be made in accordance with standard securities industry practice.

Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such shares without any further vote or action by our shareholders;

●	prohibit cumulative voting (the ordinary shares will generally be entitled to one vote per share other than in the circumstances noted in the Articles); and

●	establish requirements for proposing matters that can be acted on by shareholders at extraordinary general meetings.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Trading

Our ordinary shares and Warrants are listed on the NASDAQ Capital Market under the symbols “OXBR” and “OXBRW”, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Broadridge Financial Solutions; telephone+1 800 353 0103.

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DILUTION

If you purchase ordinary shares of the Company upon the exercise of your Warrant, you will experience immediate and substantial dilution to the extent of the difference between the exercise price per share and the adjusted net tangible book value per share of our ordinary shares as of December 31, 2024, as adjusted to give effect to the exercise of all outstanding Warrants.

Our net tangible book value as of December 31, 2024, 2024, was $3.95 million, or $0.62 per ordinary share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of ordinary shares outstanding as of December 31, 2024. Dilution with respect to net tangible book value per share represents the difference between the Warrant exercise price per share paid by purchasers exercising Warrants and the net tangible book value per share of our ordinary shares immediately after giving effect to the exercise of all outstanding Warrants.

After giving effect to the exercise of all outstanding Warrants, our as-adjusted net tangible book value as of December 31, 2024 would have been approximately $65.68 million, or $4.50 per ordinary share. This represents an immediate increase in net tangible book value of $3.88 per share to existing stockholders and immediate dilution of $3.00 per share to new investors exercising Warrants. The following table illustrates this dilution on a per share basis:

Warrant exercise price per share		$7.50
Net tangible book value per share as of December 31, 2024	$0.62
Increase in net tangible book value per share attributable to this offering	3.88

As adjusted net tangible book value per share as of December 31, 2024, after giving effect to the exercise of all outstanding Warrants		4.50

Dilution per share to investors exercising Warrants		$3.00

The number of our ordinary shares that will be outstanding immediately after this offering as shown above is based on 6,379,002 shares outstanding as of December 31, 2024. The number of shares outstanding as of December 31, 2024 as used throughout this prospectus, unless otherwise indicated, excludes:

●	846,250 ordinary shares issuable upon the exercise of options outstanding as of December 31, 2024, at a weighted average exercise price of $4.63 per share;
●	38,715 ordinary shares issuable upon the vesting of restricted stock awards with a weighted-average grant date fair value of $1.37 per share; and
●	779,676 ordinary shares reserved for future issuance under our 2021 Omnibus Incentive Plan.
●	705,884 ordinary shares issued and 1,411,768 ordinary shares issuable upon exercise of the ordinary share warrants in offering completed in February 2025.

The above illustration of dilution per share to investors exercising outstanding Warrants assumes no further exercise of outstanding options and no further issuance of shares upon vesting of outstanding restricted stock awards. To the extent that any outstanding options are exercised or other shares are issued upon vesting of outstanding awards or otherwise, there will be further dilution to new investors. In addition, we may choose to raise additional capital. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

The ordinary shares referenced on the cover page of this prospectus will be offered solely by us and will be issued and sold upon the exercise of the Warrants described herein. For the holders of Warrants to exercise the Warrants, the shares issuable upon exercise must either be registered under the Securities Act or exempt from registration. If a registration statement registering the issuance of the ordinary shares underlying the Warrants under the Securities Act is not effective or available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the Warrant.

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LEGAL MATTERS

The validity of the ordinary shares offered hereby under Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Hacker, Johnson & Smith P.A., our independent auditor, as stated in their report appearing therein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the ordinary shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete, please see the copy of the contract or document that has been filed for the complete contents of that contract or document. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. The SEC maintains a website that contains such periodic reports, proxy statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

We also maintain a website at www.oxbridgere.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider information on our website to be part of this prospectus.

You may also request a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Oxbridge RE Holdings Limited
Suite 201

42 Edward Street, George Town

P.O. Box 469

Grand Cayman, Cayman Islands
(345) 749-7570

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 26, 2025;
●	our Current Reports on Form 8-K filed with the SEC on February 24, 2025;
●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 26, 2025; and
●	the description of our ordinary shares, which is contained in the registration statement on Form 8-A filed on March 11, 2014, as supplemented by the description of our securities contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 26, 2025, including amendments or reports filed for the purpose of updating that description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished rather than filed), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:

Oxbridge RE Holdings Limited
Suite 201

42 Edward Street, George Town

P.O. Box 469

Grand Cayman, Cayman Islands
(345) 749-7570

You also may access these filings on our website at www.oxbridgere.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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Up to 8,230,700 Ordinary Shares

Underlying Outstanding Warrants

PROSPECTUS

     , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the registration of the securities being registered hereby. All amounts shown are estimates, with the exception of the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$9,451

Printing and engraving expenses	$-

Accounting fees and expenses	$8,000

Legal fees and expenses	$10,000

Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	$549

Total	$28,000

*	Fees and expenses (other than the Securities and Exchange Commission registration fee to be paid upon filing of this registration statement) will depend on the number of issuances and the nature of the offerings, and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Under the Articles, every director and officer of the Company and every former director and former officer of the Company (each, an “Indemnified Person”) will be indemnified against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, that they may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. No Indemnified Person will be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of such Indemnified Person’s functions unless that liability arises through the actual fraud or willful default of such Indemnified Person. No person will be found to have committed actual fraud or willful default under Article 45 of the Articles unless or until a court of competent jurisdiction has made a finding to that effect.

In addition, pursuant to the Articles, the Company will advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any such advance of expenses, the Indemnified Person must execute an undertaking to repay the advanced amount to the Company if it is determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification. If it is determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

The directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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Item 16. Exhibits.

The following documents are filed as part of, or incorporated by reference into, this registration statement:

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Third Amended and Restated Memorandum and Articles of Association of Oxbridge RE Holdings Limited, as amended through D (incorporated by reference to Exhibit 3.1 to Oxbridge RE Holdings Limited’s Current Report on Form 8-K filed December 24, 2014).

4.1	Description of Securities Registered under Section 12 of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibit 4.4 to the Oxbridge RE Holdings Limited’s Annual Report on Form 10-K filed on March 26, 2025).

4.2	Warrant Agreement, dated March 26, 2014, between Oxbridge Re Holdings Limited and Broadridge Corporate Issuer Solutions, Inc. (incorporated by reference to Exhibit 4.1 to Oxbridge Re Holdings Limited’s Current Report on Form 8-K filed May 28, 2014) (Commission File No. 1-36346).

4.3	Amendment #1 to Warrant Agreement between Oxbridge Re Holdings Limited and Broadridge Corporate Issuer Solutions, Inc. (incorporated by reference to Exhibit 4.1 to Oxbridge Re Holdings Limited’s Current Report on Form 8-K filed on November 19, 2018) (Commission File No. 1-36346).

4.4	Amendment #2 to Warrant Agreement between Oxbridge Re Holdings Limited and Broadridge Corporate Issuer Solutions, LLC (incorporated by reference to Exhibit 4.1 to Oxbridge Re Holdings Limited’s Current Report on Form 8-K filed on February 2, 2024) (Commission File No. 1-36346).

5.1	Opinion of Maples and Calder (Cayman) LLP.

23.1	Consent of Hacker, Johnson & Smith P.A., Independent Auditors.

23.2	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107	Calculation of Filing Fee Table

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

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(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D)	The undersigned registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(2)	The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Georgetown, Grand Cayman, Cayman Islands, on April 25, 2025.

OXBRIDGE RE HOLDINGS LIMITED.

By:	/s/ Jay Madhu
Jay Madhu
Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Jay Madhu and Wrendon Timothy and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any Rule 462(b) registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Jay Madhu	Chief Executive Officer and Chairman of the Board of Directors	April 25, 2025
Jay Madhu	(Principal Executive Officer)

/s/ Wrendon Timothy	Chief Financial Officer, Secretary, and Member of the Board of Directors	April 25, 2025
Wrendon Timothy	(Principal Financial Officer and Principal Accounting Officer)

/s/ Arun Gowda	Member of the Board of Directors	April 25, 2025
Arun Gowda

/s/ Dwight Merren	Member of the Board of Directors	April 25, 2025
Dwight Merren

/s/ Lesley Thompson	Member of the Board of Directors	April 25, 2025
Lesley Thompson

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